Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Announces Termination of Proposed Combination with KLA-Tencor

FREMONT, CA – (Marketwire) – 10/5/16 – Lam Research Corp. (Nasdaq: LRCX) and KLA-Tencor (Nasdaq: KLAC) today announced that they have mutually agreed to terminate their proposed merger agreement. After careful review of recent antitrust agency feedback and evaluation of their options, both companies have decided that it is not in the best interest of their respective stakeholders to continue pursuing the merger. In accordance with terms set forth in the merger agreement, no termination fees will be payable by either company.

“We believe that this proposed combination would have resulted in compelling benefits for our customers, employees and stockholders, as well as accelerate innovation in the broader semiconductor industry, so we are disappointed with the outcome. However, together with our customers, we have affirmed the value of closer cooperation between process and process control for new enabling solutions, for that reason, we plan to explore collaboration opportunities with KLA-Tencor around programs identified as beneficial to our customers,” said Martin Anstice, president and chief executive officer.

Anstice continued: “Lam’s growth trajectory as a standalone company remains firmly in place. We are more committed than ever to moving forward with the company’s mission of creating and delivering increased value to all stakeholders. The need for leading-edge wafer processing capability, particularly those enabling the key technology inflections, continues to become even more critical to our customers as they seek to deliver more powerful and capable semiconductor products that make possible the disruptive innovations of our future. We look forward to updating our vision and strategy for delivering continued industry outperformance and profitable growth at our Analyst Day event in November.”

Conference Call and Webcast Details

Lam Research will hold a conference call on Thursday, October 6, 2016 at 9:00 a.m. EDT (6:00 a.m. PDT) to discuss this news. The conference call can be joined by dialing 1-800-967-7187, Conference ID 9322807, within the U.S. and 1-719-325-2289, Conference ID 9322807, for all other locations. To access the webcast, visit the Investors section of Lam’s website at http://www.lamresearch.com and click on the Latest Events section to view the details. A webcast replay will be available on the Lam Research website approximately three hours after the conference call concludes.

About Lam Research

Lam Research Corp. (Nasdaq: LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s broad portfolio of market-leading deposition, etch, and clean solutions helps customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, more powerful, and more power-efficient chips. Through collaboration, continuous innovation, and delivering on commitments, Lam is transforming atomic-scale engineering and enabling its customers to shape the future of technology. Based in Fremont, Calif., Lam Research is a Nasdaq-100 Index® and S&P 500® company whose common stock trades on the Nasdaq Global Select Market(SM) under the symbol LRCX. For more information, please visit http://www.lamresearch.com. (LRCX-B)

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, statements regarding Lam’s future financial and business performance including its growth trajectory, the need for closer cooperation between process and process control companies, customer demand for Lam’s products and services, plans to explore future collaboration between Lam and KLA-Tencor, and the Company’s plans for and ability to deliver industry outperformance and profitable growth. Some important factors that may affect these forward-looking statements include technology change, consumer demand, actions of our competitors, customer decisions and changes in the global economic environment. Such forward-looking statements are based on current beliefs and expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed in Lam’s annual report on Form 10-K under the heading “Risk Factors” as well as in other documents filed by Lam with the Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect could cause actual results to differ materially from those expressed herein and in ways not readily foreseeable. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates made and of information reasonably known to Lam as of the dates the statements were made. We undertake no obligation to release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances which occur after the date hereof or to reflect the occurrence or effect of anticipated or unanticipated events.

Contacts

Investor Relations

Satya Kumar

Phone: 510-572-3232

Email: Investor.Relations@lamresearch.com

General Inquiries

Kyra Whitten

Phone: 510-572-5241

Email: Kyra.Whitten@lamresearch.com

Media Inquiries

Kerry Farrell

Phone: 510-572-3175

Email: Kerry.Farrell@lamresearch.com

Media Inquiries

Joe Hixson

Phone: 617-710-1749

Email: JRH@abmac.com

Media Inquiries

Jeremy Jacobs

Phone: 212-371-5999

Email: JRJ@abmac.com

Asia Inquiries

Hui-Yun Chen

Phone: +65 6347-6819

Email: Hui-Yun.Chen@lamresearch.com

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